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                                                                 Exhibit (8)(m)

                            PARTICIPATION AGREEMENT

                                 BY AND AMONG

                      AIM VARIABLE INSURANCE FUNDS, INC.,

                           A I M DISTRIBUTORS, INC.

                GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK,
                            ON BEHALF OF ITSELF AND
                            ITS SEPARATE ACCOUNTS,

                                      AND

                         CAPITAL BROKERAGE CORPORATION